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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 17, 1999 in the Registration Statement (Form S-1 No. 333-72593) incorporated by reference into this Registration Statement filed under Rule 462(b) by BUCA, Inc. and Subsidiaries.


/s/ Deloitte & Touche LLP


Minneapolis, Minnesota
April 20, 1999